Exhibit 99.1

Janux Therapeutics Reports Third Quarter 2025 Financial Results and Business Highlights

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Enrollment ongoing for JANX007 and JANX008
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Updates on JANX007 and JANX008 expected in the fourth quarter of 2025
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$989.0 million in cash, cash equivalents, and short-term investments at end of third quarter 2025

SAN DIEGO, November 6, 2025 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technologies to its Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms, today reported financial results for the third quarter ended September 30, 2025, and provided a business update.

"With enrollment ongoing in the JANX007 and JANX008 clinical trials and multiple new drug candidates expected to enter the clinic next year, we remain confident in our ability to advance these programs, supported by a strong balance sheet that enables continued execution,” said David Campbell, Ph.D., President and CEO of Janux.

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

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JANX007 continues to enroll in the first-in-human Phase 1 clinical trial in mCRPC (NCT05519449).

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JANX008 continues to enroll in the first-in-human Phase 1 clinical trial in advanced or metastatic solid tumors (NCT05783622).

Additional data from JANX007 and JANX008 will be presented at future Janux events in the fourth quarter of 2025.

THIRD QUARTER 2025 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of September 30, 2025, Janux reported cash and cash equivalents and short-term investments of $989.0 million, compared to $1.03 billion at December 31, 2024.

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Research and development expenses: Research and development expenses for the quarter ended September 30, 2025 were $34.6 million, compared to $18.6 million for the comparable period in 2024.

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General and administrative expenses: General and administrative expenses for the quarter ended September 30, 2025 were $10.6 million, compared to $17.7 million for the comparable period in 2024. With respect to the quarter ended September 30, 2024, $9.5 million of the general and administrative expense incurred was due to stock-based compensation expense associated with equity modifications.

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Net loss: For the quarter ended September 30, 2025, Janux reported a net loss of $24.3 million, compared to a net loss of $28.1 million for the comparable period in 2024.

Janux’s TRACTr, TRACIr and ARM Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets prostate-specific membrane antigen (PSMA) and is being investigated in a Phase 1 clinical trial in adult patients with mCRPC. Janux’s second clinical candidate, JANX008, is a TRACTr that targets epidermal growth factor receptor (EGFR) and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. Janux is also advancing additional CD3-based TRACTr and CD28-based TRACIr programs for future clinical development, including a PSMA-TRACIr for use in combination with our PSMA-TRACTr JANX007, and a TROP2-TRACTr for the treatment of TROP2+ solid tumors. Janux is advancing its first ARM platform program candidate, a CD19-ARM for the potential treatment of autoimmune diseases toward clinical trials. Janux is also generating a number of additional TRACTr, TRACIr and ARM programs for potential future development.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal carcinoma, squamous cell carcinoma of the head and neck, non-small cell lung cancer, renal cell carcinoma, small cell lung cancer, pancreatic ductal adenocarcinoma and triple-negative breast cancer. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, and the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, including the risk that unconfirmed responses may not ultimately result in confirmed responses to treatment after follow-up evaluations, the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	September 30, 2025	December 31, 2024
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$48,389	$430,605
Short-term investments	940,604	594,568
Prepaid expenses and other current assets	9,093	8,493
Total current assets	998,086	1,033,666
Restricted cash	816	816
Property and equipment, net	4,314	4,864
Operating lease right-of-use assets	18,923	19,286
Other long-term assets	2,627	2,884
Total assets	$1,024,766	$1,061,516

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,395	$4,026
Accrued expenses	22,156	11,684
Current portion of operating lease liabilities	2,280	1,749
Total current liabilities	27,831	17,459
Operating lease liabilities, net of current portion	20,380	21,276
Total liabilities	48,211	38,735
Total stockholders’ equity	976,555	1,022,781
Total liabilities and stockholders’ equity	$1,024,766	$1,061,516

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Collaboration revenue	$10,000	$439	$10,000	$10,588
Operating expenses:
Research and development	34,629	18,614	94,348	47,582
General and administrative	10,622	17,667	30,918	32,831
Total operating expenses	45,251	36,281	125,266	80,413
Loss from operations	(35,251)	(35,842)	(115,266)	(69,825)
Total other income	10,938	7,783	33,587	21,047
Net loss	$(24,313)	$(28,059)	$(81,679)	$(48,778)
Other comprehensive gain (loss):
Unrealized gain on available-for-sale securities, net	815	9,447	2,399	7,166
Comprehensive loss	$(23,498)	$(18,612)	$(79,280)	$(41,612)
Net loss per common share, basic and diluted	$(0.39)	$(0.51)	$(1.32)	$(0.93)
Weighted-average shares of common stock outstanding, basic and diluted	62,023,685	54,628,670	61,906,789	52,717,020

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091